                                                                                              EXHIBIT 12
                                          PENNZOIL-QUAKER STATE COMPANY
                                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                                  For the nine months ended
                                                                                       September 30,
                                                                             ----------------------------------
                                                                                 1999                  1998
                                                                             -------------        -------------
                                                                           (Dollar amounts expressed in thousands)
Loss from continuing operations
     before income from equity investees                                     $    (23,888)        $    (17,142)
Distribution of income from equity investees                                       21,227               24,427
Amortization of capitalized interest                                                1,472                1,349
Income tax provision                                                                9,617                8,336
Interest charges                                                                   81,926               66,996
                                                                             -------------        -------------
Income before income tax provision and interest charges                      $     90,354         $     83,966
                                                                             =============        =============

Fixed charges                                                                $     81,926         $     67,251
                                                                             =============        =============

Amount by which fixed charges exceeds earnings                                         -
                                                                             =============        =============
Ratio of earnings to fixed charges                                                   1.10                 1.25
                                                                             =============        =============


                                       DETAIL OF INTEREST AND FIXED CHARGES

                                                                                  For the nine months ended
                                                                                       September 30,
                                                                             ----------------------------------
                                                                                 1999                 1998
                                                                             -------------        -------------
                                                                                  (Expressed in thousands)
Interest charges per Consolidated Statement of Income
  which includes amortization of debt discount, expense and premium          $     58,965         $     51,644
Add: portion of rental expense representative of interest factor <F1>              22,961               15,607
                                                                             -------------        -------------
  Total fixed charges                                                        $     81,926         $     67,251

Less: interest capitalized per Consolidated Statement of Income                      -                     255
                                                                             -------------        -------------
  Total interest charges                                                     $     81,926         $     66,996
                                                                             =============        =============

<F1> Interest factor based on management's estimates and approximates one-third of rental expense.